Exhibit 32
CERTIFICATION
Pursuant to 18 U.S.C. 1350 as adopted by Section 906 of the Sarbanes-Oxley Act of 2002
     Each of the undersigned, Aylwin B. Lewis, Chief Executive Officer and President of Sears Holdings Corporation (the “Company”) and William C. Crowley, Executive Vice President, Chief Financial Officer and Chief Administrative Officer of the Company, has executed this certification in connection with the filing with the Securities and Exchange Commission of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended October 29, 2005 (the “Report”).
     Each of the undersigned hereby certifies that:
1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
December 5, 2005

/s/ Aylwin B. Lewis
Aylwin B. Lewis
Chief Executive Officer and President

/s/ William C. Crowley
William C. Crowley
Executive Vice President, Chief Financial
Officer and Chief Administrative Officer